Exhibit 99.2

3D Systems Corporation Conference Call & Webcast Discussion of Delay in Form 10-Q Filing and Preliminary Second Quarter Results August 9, 2006 NASDAQ: TDSC www.3dsystems.com

Welcome Webcast Viewers If you wish to ask questions at the end of the conference call, you should register as “Interactive Teleconference.” If you did not register as “Interactive” and wish to participate, please follow the steps below: Check the icon marked “Phone Connection” on the toolbar at the right of your screen. Dial in to the conference call at: 888-336-3485 (or 706-634-0653 from outside the United States). We will not accept questions through the website or “Audio Streaming.”

Participants Chanda Hughes Coordinator, Investor Relations Abe N. Reichental President & Chief Executive Officer Fred R. Jones Vice President & Chief Financial Officer Robert M. Grace, Jr. Vice President, General Counsel & Secretary

Forward-Looking Statements Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements in the future tenses or that include the terms “believes,” “belief,” “estimates,” “expects,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include comments as to the company’s beliefs and expectations as to future events and trends affecting its business. Forward-looking statements are based upon management’s current expectations concerning future events and trends and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors stated under the headings “Forward-Looking Statements,” “Cautionary Statements and Risk Factors,” which appear in the company’s periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements.

Our Announcement Today We will be filing for an extension of time to file our second quarter Form 10-Q. We have delayed releasing our second quarter operating results until we finish the 10-Q. We wanted to explain to you why we have taken these steps.

Expected 2Q Operating Results Revenue at approximately $28 million System and service revenue expected to be down due to ERP system and supply chain disruptions, resulting in lower unit volume Materials revenue expected to continue to be up New order backlog of approximately $8.3 million Primarily due to ERP system disruptions Mostly systems and materials Majority of it shipped since the beginning of the third quarter Significant decline in gross profit Lower revenue Higher warranty costs Special customer accommodations Supply chain and logistics disruptions Operating costs increased slightly compared to 2Q 2005 except for the following: Restructuring and relocation $2.2 MM R&D investments up $0.3 MM ERP costs not eligible for capitalization $0.3 MM Net loss available to common stockholders in range of $0.62 to $0.72 per share

Reasons for These Expected Results ERP startup difficulties Delayed completion of order booking Delayed shipments Postponed planning and purchasing Pushed back invoicing and collection activities Disrupted inventory management Product availability ERP-driven component and material shortages System completion, stability and training-driven delays Supply chain disruptions Parts’ shortages and disruption of service business ERP related forecasting and planning errors ERP related database errors in descriptions, pricing and units of measure Planned staffing turnover due to relocation Outsourcing warehousing, freight and logistics performance gaps Communications and integration challenges Logistics provider learning-curve-related mistakes Failure to record receipt of certain items Inadequate treatment of goods returned for repair

Immediate Corrective Action Correcting ERP system disruptions Completing global ERP implementation Enhancing outsourced logistics performance Reducing containing costs from disruptions Resolving growth painsfrom increased new systems placements Completing staffing and training to alleviate resource and learning curve constraints

Disruptions and Remedial Actions Implemented faster connection speed Slow system response time / processing at third-party warehouse Provided extensive training and oversight controls to third-party logistics provider - Installed file audits for shipping, receiving and return processes Processing, shipping and receiving transactional errors by third-party logistics provider Updated all service contract data Service contract billings in ERP system delayed due to data entry errors Expanded number of “super users,” training rest of the organization through September, 2006 Insufficient number of experienced ERP users Corrected/updated all data Incorrect/incomplete pricing and unit data in ERP system Activated/entered/corrected 1,200 line items ERP system data integrity slowed order processing Already shipped the majority of this backlog in the third quarter Ended the second quarter with $8.3 million of newly booked orders August 9 June 30

Other Current Initiatives Completing planned HQ consolidation Restructuring European and Japanese sales organization Commercializing additional desktop 3-D Printers Growing 3-D Printer reseller channel globally Enhancing service productivity and profitability Pruning portfolio and retiring older legacy systems Improving operations and customer experience

Other Significant Events Grand Junction Facility Closed on April 28. Agreed in July to sell facility for $7.3 MM, subject to customary conditions. Curtailed depreciation on facility - $ 0.6 M/year reduction in depreciation expense. Conversion of Preferred Stock $15.3 MM of preferred stock converted to common stock in June. $0.6 MM additional preferred dividend in 2Q. No preferred dividend expense in future periods- $1.6 M annual cash savings. Rock Hill Relocation Interim Rock Hill, South Carolina, facility in full operation Construction in final stages Expanded Team of Field Service Providers: Integra TCST

Bottom Line We experienced temporary business setbacks and disruptions in the course of implementing our strategic initiatives We are pleased with our order booking progression through the 2nd quarter of 2006 We are deeply disappointed that disruptions in delivery and service resulting from our initiatives let down our valuable customers and stockholders We continue undeterred to focus on our goals and our efforts to transform our company and the way we do business to establish a strong record of sustained growth and profitability

Out of respect for other conference call participants, please ask one question and then return to the queue to ask additional questions. Because of the preliminary nature of our second-quarter results, we are not in a position today to comment further on them. All questions must be directed through the teleconference portion of this call. Questions via the web will not be accepted. Question & Answer Session

Thank you for participating A recording of this Webcast will be available two hours after completion of the call for seven days. To access the recording, dial 1-800-642-1687 (or 706-645-9291 from outside the United States) and enter 3664935, the conference call ID number. A replay of this Webcast will be available approximately 48 hours after the call on 3D Systems’ website under the Investor Relations’ section.

3D Systems Celebrates 20th Anniversary

SLA® 1



Viper™ Pro



Spring 2006 Marks 20th Anniversary of 3D Systems

– 3D Systems Pioneered Stereolithography® Technology and Launched the Entire Rapid Prototyping Industry –

3D Systems' rich history began in 1986 when Chuck Hull, founder and first inventor, discovered that certain acrylate and epoxy resins cured and hardened when exposed to UV light and could be imaged in layers and stacked on top of each other to form solid objects.

After several attempts, many discoveries and additional inventions, the first solid imaging machine, the SLA® 1 system, was launched. 20 years and numerous machines later, Stereolithography® has advanced to what it is today with latest introductions of the SLA® 5000/7000 and Viper™ series.

Experience the difference...

Slide 15

3D SYSTEMS

Transform Your Products

Relocation Progress 3D Systems Breaks Ground February 27, 2006 on New Global Headquarters Facility in Rock Hill, South Carolina - Facility Opening Scheduled for Fall 2006 -February 27, 2006 April 3, 2006 April 13, 2006 May 12, 2006 June 20, 2006 July 24, 2006 August 7, 2006 February 27, 2006

Chuck Hull, 3D Systems’ Vice-President and Chief Technology Officer, Receives Honorary Ph.D. – Loughborough University Awards Chuck Hull for his Pioneering Engineering Research, in particular the Development of the Stereolithography® Process -3D Systems’ Chuck Hull Receives Honorary Ph.D.